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                                                                   EXHIBIT 10.33

                         LETTER OF CREDIT AGREEMENT dated as of August 7, 1997
                    (this "Agreement"), between RYDER TRS, INC. a Delaware corporation (the "Account Party") and CITIBANK, N.A., a national banking corporation, as Issuing Bank.


     A. The Account Party has requested, and the Issuing Bank has agreed, upon the terms and subject to the conditions set forth or referred to herein, that letters of credit be issued, in an aggregate face amount at any time outstanding not in excess of $50,000,000, to support payment obligations incurred in the ordinary course of business by the Account Party.

     B. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


     SECTION 1. Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement dated as of October 17, 1996, as amended and restated as of August 7, 1997, among the Account Party, the lenders defined therein, Citicorp USA, Inc., as administrative agent and as collateral agent, and The Chase Manhattan Bank, as documentation agent (the "Restated Credit Agreement").

     "Cash Collateral Account" shall have the meaning assigned to such term in
Section 2(h).

     "Effective Date" shall mean August 8, 1997.

     "Existing Letter of Credit" shall mean each letter of credit that is outstanding on the Effective Date listed on Schedule I hereto.

     "Issuing Bank" shall mean Citibank, N.A. or any Affiliate designated by it and reasonably acceptable to the Account Party.

     "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.

     "L/C Commitment Fee" shall have the meaning assigned to such term in
Section 3.

     "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time.

     "L/C Fee" shall have the meaning assigned to such term in Section 3.

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2 and shall include each Existing Letter of Credit.

     SECTION 2. Letters of Credit. (a) General. The Account Party may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time while the L/C Commitment remains in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
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     (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Account Party shall hand deliver or telecopy to the Issuing Bank (no less than five days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Issuing Bank shall notify the Account Party of the amount of the L/C Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit and (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Account Party shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension, the L/C Exposure shall not exceed the L/C Commitment. On the Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit hereunder.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on August 3, 2002, unless such Letter of Credit expires by its terms on an earlier date.

     (d) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Account Party shall pay to the Issuing Bank an amount equal to such L/C Disbursement not later than two hours after it shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Account Party shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. The Account Party hereby irrevocably authorizes the Issuing Bank to apply amounts on deposit in the Cash Collateral Account to the reimbursement of any L/C Disbursement.

     (e) Obligations Absolute. The Account Party's obligations to reimburse L/C Disbursements as provided in paragraph (d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit;

          (iii) the existence of any claim, setoff, defense or other right that the Account Party, any other party guaranteeing, or otherwise obligated with, the Account Party, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank or any other person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and

          (v) any other act or omission to act or delay of any kind of the Issuing Bank or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Account Party's obligations hereunder.
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     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Account Party hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Party to the extent permitted by applicable law) suffered by the Account Party that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

     (f) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Account Party of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Account Party of its obligation to reimburse the Issuing Bank with respect to any such L/C Disbursement.

     (g) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Account Party shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof (after giving effect to the application by the Issuing Bank of amounts in the Cash Collateral Account to the repayment thereof) shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the date of payment by the Account Party, at the rate per annum equal to the Alternate Base Rate plus 1.00%.

     (h) Cash Collateralization. The Account Party shall, prior to the issuance by the Issuing Bank of any Letter of Credit, deposit in the account with the Issuing Bank, titled "CUSA f/a/o Letter of Credit Cash Collateral Account for Ryder TRS, Inc." or similar name, Account No. 40735351 (the "Cash Collateral Account") an amount in cash equal to the face amount of such Letter of Credit as of such date. The amounts on deposit in the Cash Collateral Account and all proceeds thereof shall be held by the Issuing Bank as collateral for the payment and performance by the Account Party of its obligations hereunder, and the Account Party hereby grants to the Issuing Bank a security interest therein. The Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. Other than the investment of such deposits in Permitted Investments, which investments shall be made at the direction of the Account Party, such deposits shall be deposited in a cash reserve account established at the direction of the Account Party. Interest or profits, if any, on such investments shall accumulate in such account and shall be paid to the Account Party monthly, provided that
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following any such payment, there shall be in the Cash Collateral Account an amount equal to the aggregate face value of all existing Letters of Credit on the date of such payment.

     SECTION 3. Fees. The Account Party agrees to pay to the Issuing Bank, on the last day of March, June, September and December of each year and on the date on which the L/C Commitment of the Issuing Bank shall be terminated as provided herein, (a) a fee (an "L/C Fee") calculated on the
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Issuing Bank's average daily aggregate L/C Exposure during the preceding quarter
(or shorter period commencing with the Restatement Closing Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired) at a rate equal to 0.25%, (b) a commitment fee (an "L/C Commitment Fee") of 0.05% per annum on the average daily unused amount of the L/C Commitment of the Issuing Bank during the preceding quarter (or shorter period commencing with the Restatement Closing Date or ending with the Maturity Date or the date on which the L/C Commitment of the Issuing Bank shall expire or be terminated) and (c) the customary administrative fees of the Issuing Bank.
All L/C Fees and L/C Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     SECTION 4.  Terminations of Commitment.   The L/C Commitment shall
automatically terminate on August 3, 2002.

     SECTION 5. Payments. (a) The Account Party shall make each payment (including principal of or interest on L/C Disbursement or any fees or other amounts) hereunder not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Issuing Bank at its offices at 399 Park Avenue, New York, New York.

     SECTION 6. Representations and Warranties; Additional Agreements. (a) The Account Party hereby makes to the Issuing Bank, on the date hereof, each of the representations and warranties contained in Article III of the Restated Credit Agreement, and each of such representations and warranties is hereby incorporated by reference herein.

     (b) The Account Party shall, on the Business Day it receives notice from the Issuing Bank that the L/C Exposure exceeds the amount then on deposit in the Cash Collateral Account, deposit in the Cash Collateral Account an amount in cash equal to such excess.

     SECTION 7. Conditions. The effectiveness of this Agreement and the obligations of the Issuing Bank to issue Letters of Credit hereunder are subject to the following conditions precedent:

          (a) The Issuing Bank shall have received the favorable written opinion of Willkie Farr & Gallagher, counsel for the Account Party, substantially to the effect set forth in Exhibit H to the Restated Credit Agreement, (i) dated the Effective Date, (ii) addressed to the Issuing Bank and (iii) covering such other matters relating to this Agreement as the Issuing Bank shall reasonably request, and the Account Party hereby requests such counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement and the issuance of Letters of Credit hereunder shall be satisfactory to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Issuing Bank.

          (c) The Issuing Bank shall have received, with respect to the Account Party, each of the documents specified in Sections 7(d) and (e) of the Amendment Agreement.

          (d) The Securitization Prepayments shall have been made, and the Restated Credit Agreement shall have become effective in accordance with its terms.

          (e) The Issuing Bank shall have received all fees and other amounts due and payable on or prior to the Restatement Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Account Party hereunder.

          (f) The Account Party shall have deposited in the Cash Collateral Account an amount equal to the aggregate face value of all Existing Letters of Credit.
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     SECTION 8. Expenses. The Account Party agrees to pay the reasonable fees, disbursements and other charges of counsel to the Issuing Bank, incurred in connection with the preparation of this Agreement and the other documents contemplated hereby (whether or not the transactions hereby or thereby contemplated shall be consummated). The provisions of this Section 8 shall survive and remain operative and in full force and effect regardless of whether or not the transactions contemplated hereby are consummated.

     SECTION 9. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Account Party, to Ryder TRS, Inc., 1560 Broadway, Suite 1800, Denver, CO 80202, Attention of General Counsel (Telecopy No. (303) 696-2081), with a copy to Questor Management Company, 4000 Town Center, Suite 530, Southfield, MI 48075, Attention of President (Telecopy No. (810) 213-2215): and

          (b) if to the Issuing Bank, to Citibank, N.A., 399 Park Avenue, 6th Floor, New York, NY 10043, Attention of Shapleigh B. Smith (Telecopy No.
     (212) 793-1290), with a copy to Citicorp USA, Inc., 399 Park Avenue, 10th Floor, New York, NY 10043, Attention of Melissa Quan Soon (Telecopy No.
     (212) 793-4806).

     SECTION 10. Survival of Agreement. (a) All agreements made by the Account Party herein and in the other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Issuing Bank and shall survive the issuing by the Issuing Bank of the Letters of Credit, regardless of any investigation made by the Issuing Bank or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any L/C Disbursement or any fee or any other amount payable under this Agreement or any Letter of Credit is outstanding and so long as the L/C Commitment has not been terminated.

     (b) The Account Party agrees to indemnify the Issuing Bank, its Affiliates and each of its directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations hereunder or the consummation of other transactions contemplated hereby, (ii) the issuance of Letters of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing ("Proceedings"), whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or wilful misconduct of such Indemnitee.

     (c) The provisions of this Section 10 shall remain operative and in full force and effect regardless of the expiration of this Agreement, the consummation of the transactions contemplated hereby, the expiration of the L/C Commitment, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Issuing Bank. All amounts due under this Section 10 shall be payable on written demand therefor.

     SECTION 11. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO
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MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

     SECTION 14. Jurisdiction; Consent to Service of Process. (a) The Account Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Account Party or its properties in the courts of any jurisdiction.

     (b) The Account Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
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     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              RYDER TRS, INC.,

                                by /s/ Steven R. Davison
                                  -------------------------------
                                  Name: Steven R. Davison
                                  Title: Vice President and Treasurer

                              CITIBANK, N.A., as Issuing Bank

                                by /s/ Shapleigh B. Smith
                                  -------------------------------
                                  Name: Shapleigh B. Smith
                                  Title: Vice President
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                                                               Schedule I to the
                                                      Letter of Credit Agreement


                           Existing Letters of Credit
                           --------------------------